                                                                    EXHIBIT 99.3

                          PACIFIC GULF PROPERTIES INC.

                               OFFER TO EXCHANGE
                          UP TO ALL OF ITS OUTSTANDING
              8.375% CONVERTIBLE SUBORDINATED DEBENTURES DUE 2001
                   ($56,506,000 PRINCIPAL AMOUNT OUTSTANDING)
                         FOR SHARES OF ITS COMMON STOCK
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   THE EXCHANGE OFFER WILL EXPIRE AT 5:00 NEW YORK CITY TIME, ON DECEMBER 10,

     1996 (AS SUCH DATE MAY BE EXTENDED, THE "EXPIRATION DATE"). DEBENTURES
      TENDERED MAY BE WITHDRAWN AT ANY TIME PRIOR TO THE EXPIRATION DATE.
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                                                                November 8, 1996


To Our Clients:


     Enclosed for your consideration are the Prospectus dated November 8, 1996 (the "Prospectus") and the related Letter of Transmittal (the "Letter of Transmittal"), which together constitute the offer (the "Exchange Offer") by Pacific Gulf Properties Inc., a Maryland corporation (the "Company"), upon the terms and subject to the conditions set forth in the Prospectus and the Letter of Transmittal, to exchange not greater than 58 and not less than 54 shares of its Common Stock, $.01 par value per share (the "Common Stock"), for each $1,000 in principal amount of its 8.375% Convertible Subordinated Debentures Due 2001 (the "Debentures"). An aggregate principal amount of $56,506,000 of Debentures is outstanding. The Exchange Offer is conditioned on the receipt by the Company, on or prior to the Expiration Date, of acceptances of at least $37,672,550 in aggregate principal amount of outstanding Debentures, representing at least 66.67% of the principal amount of all outstanding Debentures; however, the Company may waive this condition.


     We are the registered holder of the Debentures held for your account. The tender of such Debentures can be made only by us as the registered holder. We ask that you advise us whether you wish us to tender in the Exchange Offer some or all of the Debentures held by us for your account. THE LETTERS OF TRANSMITTAL ARE FURNISHED TO YOU FOR YOUR INFORMATION ONLY AND CANNOT BE USED BY YOU TO TENDER SHARES OF THE DEBENTURES HELD BY US FOR YOUR ACCOUNT.

     If you wish to have us tender some or all of your Debentures, please so instruct us by completing and returning to us the instruction form set forth below. An envelope to return your instructions is enclosed. Your instructions should be forwarded to us as promptly as possible to permit us to submit a tender on your behalf by the Expiration Date.

     THE EXCHANGE OFFER IS NOT BEING MADE TO, NOR WILL TENDERS BE ACCEPTED FROM OR ON BEHALF OF, HOLDERS IN ANY JURISDICTION IN WHICH THE MAKING OF THE EXCHANGE OFFER OR ACCEPTANCE OF SHARES OF THE COMPANY'S COMMON STOCK WOULD NOT BE IN COMPLIANCE WITH THE LAWS OF THAT JURISDICTION. HOWEVER, THE COMPANY MAY, IN ITS SOLE DISCRETION, TAKE SUCH ACTION AS IT MAY DEEM NECESSARY TO MAKE THE EXCHANGE OFFER IN ANY SUCH JURISDICTION.

               INSTRUCTIONS WITH RESPECT TO THE OFFER TO EXCHANGE
                          UP TO ALL OF THE OUTSTANDING
              8.375% CONVERTIBLE SUBORDINATED DEBENTURES DUE 2001
                 OF PACIFIC GULF PROPERTIES INC. FOR SHARES OF
                              THE ITS COMMON STOCK


     The undersigned acknowledge(s) receipt of your letter and the enclosed Prospectus dated November 8, 1996 (the "Prospectus") and the accompanying Letter of Transmittal, which together constitute the offer (the "Exchange Offer") by Pacific Gulf Properties Inc., a Maryland corporation (the "Company"), to exchange not greater than 58 and not less than 54 shares of its Common Stock, $.01 par value per share (the "Common Stock"), for each $1,000 in principal amount of its 8.375% Convertible Subordinated Debentures Due 2001 (the "Debentures").


     This will instruct you to tender the number of Debentures indicated below held by you for the account of the undersigned in exchange for shares of Common Stock, upon the terms and subject to the conditions set forth in the Prospectus and the accompanying Letter of Transmittal.

1. [ ] By checking this box, all Debentures held for the account of the undersigned will be tendered. If fewer than all such Debentures are to be tendered, please do not check this box but instead complete Item 2 below.

2. [ ] By checking this box, only the number and total face amount of Debentures specified below will be tendered:

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          Number of Debentures Tendered                  Total Face Amount of Debentures Tendered

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      EXCHANGE RATE (IN SHARES OF COMMON STOCK PER $1,000 PRINCIPAL AMOUNT
             OF DEBENTURES) AT WHICH DEBENTURES ARE BEING TENDERED
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         CHECK ONLY ONE BOX. IF MORE THAN ONE BOX IS CHECKED, THERE IS
              NO VALID TENDER OF DEBENTURES. IF NO BOX IS CHECKED,
            THE TENDERED DEBENTURES WILL BE DEEMED TO BE TENDERED AT
                   54 SHARES OF COMMON STOCK FOR EACH $1,000
                        PRINCIPAL AMOUNT OF DEBENTURES.



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                                   SIGN HERE

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                    Signature                                      Name(s) (Please Print)

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                    Signature                                      Name(s) (Please Print)
        (If more than one account holder)
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                                                                         Address

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                                                                         Zip Code
                                                              Area Code and Telephone Number

                                                        Dated: ________________________________, 1996
